                                                                   EXHIBIT 10.37

                       TRANS LEASING INTERNATIONAL, INC.

                           Composite Conformed Copy
                                      of
                     Amended and Restated Note Agreements
                         Dated as of November 30, 1994

                                      Re:
                                Note Agreements
                           Dated as of June 1, 1993

                                      And
                   $38,000,000 5.83% Senior Notes, Series A,
                            Due March 31, 1998 and
                   $4,000,000 6.82% Senior Notes, Series B,
                             Due June 1, 1998 and
                   $10,000,000 6.31% Senior Notes, Series C,
                            Due September 30, 1998


    Separate Amended and Restated Note Agreements, each dated as of November 30, 1994, in the form attached hereto, were entered into among Trans Leasing International, Inc. and the institutions named below. Each of said instruments was executed by Trans Leasing International, Inc. by Norman Smagley, its Vice President, Finance & Chief Financial Officer. The separate Amended and Restated Note Agreements were addressed to each of the institutions as shown on Schedule I attached to said Amended and Restated Note Agreements and were accepted by the officers of the respective institutions as shown below:


PRINCIPAL MUTUAL LIFE INSURANCE        PRINCIPAL MUTUAL LIFE INSURANCE
 COMPANY                                 COMPANY
711 High Street
DES MOINES, IOWA 50392-0800             By   /s/Jane A.B. Eppink
                                        Its  Counsel

                                        By   /s/Christopher J. Henderson
                                        Its  Counsel

MASSACHUSETTS MUTUAL LIFE               MASSACHUSETTS MUTUAL LIFE
 INSURANCE COMPANY                       INSURANCE COMPANY
1295 State Street
Springfield, MA 01111                   By   /s/John B. Joyce
                                        Its  Vice President

                                                                [CONFORMED COPY]

================================================================================




                       Trans Leasing International, Inc.



                      Amended and Restated Note Agreement



                         Dated as of November 30, 1994







                 Re:  Note Agreement dated as of June 1, 1993

                                      and

                   $38,000,000 5.83% Senior Notes, Series A,
                              Due March 31, 1998
                                      and
                   $4,000,000 6.82% Senior Notes, Series B,
                               Due June 1, 1998
                                      and
                   $10,000,000 6.31% Senior Notes, Series C,
                            Due September 30, 1998



================================================================================

                               Table of Contents

                         (Not a part of the Agreement)

Section                             Heading                                 Page

Parties...................................................................... 1

Section 1.      Description of Notes and Commitment.......................... 1

   Section 1.1.   Description of Notes....................................... 1
   Section 1.2.   Commitment, Closing Dates.................................. 2
   Section 1.3.   Other Agreements........................................... 3

Section 2.      Payment of Notes............................................. 3

   Section 2.1.   Required Principal Payments................................ 3
   Section 2.2.   Optional Prepayment........................................ 4
   Section 2.3.   Prepayment on Change of Control............................ 4
   Section 2.4.   Notice of Prepayments...................................... 5
   Section 2.5.   Allocation of Principal Payments........................... 5
   Section 2.6.   Direct Payment............................................. 6
   Section 2.7.   Business Days.............................................. 6

Section 3.      Representations.............................................. 6

   Section 3.1.   Representations of the Company............................. 6
   Section 3.2.   Representations of the Purchaser........................... 6

Section 4.      Closing Conditions........................................... 7

   Section 4.1.   Closing Date............................................... 7
   Section 4.2.   Waiver of Conditions....................................... 8

Section 5.      Company Covenants............................................ 8

   Section 5.1.   Corporate Existence, Etc................................... 8
   Section 5.2.   Insurance.................................................. 8
   Section 5.3.   Taxes, Claims for Labor and Materials, Compliance with
                  Laws....................................................... 8
   Section 5.4.   Maintenance, Etc........................................... 9
   Section 5.5.   Nature of Business......................................... 9
   Section 5.6.   Consolidated Tangible Net Worth............................ 9
   Section 5.7.   Permitted Debt............................................. 9
   Section 5.8.   Limitations on Liabilities................................ 10
   Section 5.9.   Fixed Charge Coverage..................................... 10
   Section 5.10.  Limitation on Liens....................................... 10
   Section 5.11.  Restricted Payments....................................... 12

   Section 5.12.  Limitation on Long-Term Leases............................ 13
   Section 5.13.  Mergers, Consolidations and Sales of Assets............... 13
   Section 5.14.  Guaranties................................................ 15
   Section 5.15.  Repurchase of Notes....................................... 15
   Section 5.16.  Transactions with Affiliates.............................. 15
   Section 5.17.  Investments............................................... 15
   Section 5.18.  Termination of Pension Plans.............................. 17
   Section 5.19.  Reports and Rights of Inspection.......................... 17
   Section 5.20.  Consolidated Tax Returns.................................. 20
   Section 5.21.  Sale of Eligible Securitization Assets.................... 20

Section 6.      Events of Default and Remedies Therefor..................... 20

   Section 6.1.   Events of Default......................................... 20
   Section 6.2.   Acceleration of Maturities................................ 22
   Section 6.3.   Rescission of Acceleration................................ 22

Section 7.      Amendments, Waivers and Consents............................ 23

   Section 7.1.   Consent Required.......................................... 23
   Section 7.2.   Effect of Amendment or Waiver............................. 23
   Section 7.3.   Solicitation of Noteholders............................... 23

Section 8.      Interpretation of Agreement................................. 24

   Section 8.1.   Definitions............................................... 24
   Section 8.2.   Accounting Principles..................................... 33

Section 9.      Miscellaneous............................................... 33

   Section 9.1.   Registered Notes.......................................... 33
   Section 9.2.   Exchange of Notes......................................... 33
   Section 9.3.   Loss, Theft, Etc. of Notes................................ 33
   Section 9.4.   Expenses, Stamp Tax Indemnity............................. 34
   Section 9.5.   Powers and Rights Not Waived; Remedies
                  Cumulative................................................ 34
   Section 9.6.   Notices................................................... 34
   Section 9.7.   Successors and Assigns.................................... 35
   Section 9.8.   Survival of Covenants and Representations................. 35
   Section 9.9.   Severability.............................................. 35
   Section 9.10.  Governing Law............................................. 35
   Section 9.11.  Captions.................................................. 35
   Section 9.12.  Requisite Approval; Opinion; Fees and
                  Expenses.................................................. 35
   Section 9.13.  Affirmation............................................... 35

Signature................................................................... 37

Attachments to Note Agreement:

Schedule I   --   Name and Address of Purchasers
Exhibit A    --   Form of 5.83% Series A Senior Note
Exhibit B    --   Form of 6.82% Series B Senior Note
Exhibit C    --   Form of 6.31% Series C Senior Note
Exhibit D    --   Closing Certificate of the Company
Exhibit E    --   Description of Special Counsel's Closing Opinion
Exhibit F    --   Description of Closing Opinion of Counsel to the Company
Exhibit G    --   Subordination Provisions Applicable to Subordinated Debt

                       Trans Leasing International, Inc.
                               3000 Dundee Road
                          Northbrook, Illinois  60062


                      Amended and Restated Note Agreement



                 Re:  Note Agreement dated as of June 1, 1993
                                      and
                   $38,000,000 5.83% Senior Notes, Series A,
                              Due March 31, 1998
                                      and
                   $4,000,000 6.82% Senior Notes, Series B,
                               Due June 1, 1998
                                      and
                   $10,000,000 6.31% Senior Notes, Series C,
                            Due September 30, 1998
                            ----------------------


                                                                     Dated as of
                                                               November 30, 1994

To the Purchaser named in Schedule I
 hereto which is a signatory of the
 Amended and Restated Note Agreement

Ladies and Gentlemen:

          The undersigned, Trans Leasing International, Inc., a Delaware corporation (the "Company"), desires to amend certain covenants contained in the separate Note Agreements dated as of June 1, 1993 (the "Note Agreements") entered into by the Company with each of the Purchasers named in Schedule I hereto and in order to accomplish this objective the Company desires to amend and restate the separate Note Agreements. Therefore, in consideration of the premises and of the mutual agreements contained herein, the Company agrees with you that the Note Agreement to which you are a party shall be amended and restated in its entirety as follows:

          Section 1.  Description of Notes and Commitment;.

              Section 1.1. Description of Notes . The Company will authorize the issue and sale of the following series of promissory Notes:

                     (a) $38,000,000 aggregate principal amount of its 5.83%
               Senior Notes, Series A, due March 31, 1998 (the "Series A
               Notes");

                     (b) $4,000,000 aggregate principal amount of its 6.82%
               Senior Notes, Series B, due June 1, 1998 (the "Series B Notes"); and

                     (c) $10,000,000 aggregate principal amount of its 6.31%
               Senior Notes, Series C, due September 30, 1998 (the "Series C Notes").

The Series A Notes, the Series B Notes and the Series C Notes are herein collectively referred to as the "Notes". The Notes shall rank pari passu with all other Unsecured Senior Debt of the Company, whether such Unsecured Senior Debt is outstanding on the date of this Agreement or is hereafter incurred.

          The Series A Notes and Series C Notes shall be dated the date of issue, shall bear interest prior to maturity at the rate per annum shown above for such Series, payable semiannually on March 31 and September 30 in each year commencing September 30, 1993, and at maturity, and shall bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of one percent per annum over the stated rate for such Series after the date due, whether by acceleration or otherwise, until paid, to be expressed to mature on the date shown above for each Series, and to be substantially in the respective forms attached hereto as Exhibit A and Exhibit C.

          The Series B Notes shall be dated the date of issue, shall bear interest prior to maturity at the rate per annum shown above for such Series, payable semiannually on June 1 and December 1 in each year commencing December 1, 1993, and at maturity, and shall bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of one percent per annum over the stated rate for such Series after the date due, whether by acceleration or otherwise, until paid, to be expressed to mature on the date shown above for such Series, and to be substantially in the form attached hereto as Exhibit B.

          Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in (S)2 of this Agreement. The term "Notes" as used herein shall include each Note delivered pursuant to this Agreement and the separate agreements with the other purchasers named in Schedule I. You and the other purchasers named in
Schedule I are hereinafter sometimes referred to as the "Purchasers". Unless otherwise defined, the capitalized terms used herein are defined in (S)8.

          Section 1.2. Commitment, Closing Dates. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, Notes of the Company to be sold on such Closing Date described below at a price of 100% of the principal amount thereof on the applicable Closing Date for such Notes in the aggregate principal amount set forth opposite your name in Schedule I.

          Delivery of the Notes will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, against payment therefor in Federal or other funds current and immediately available at the principal office of Continental Bank, N.A., Account #7804563 (ABA #071000039). Delivery of the Series A Notes and the Series B Notes will be made against payment therefor at 10:00 A.M. Chicago time, on June 29, 1993 or such later date (but not later than July 9, 1993) as the Company shall specify by not less than
five days' prior written notice to you (the "First Closing Date").   Delivery of
the Series C Notes will be made against payment therefor at 10:00 A.M. Chicago time, on September 1, 1993 or such later date (but not later than September 30, 1993) as the Company shall specify by not less than five days' prior written notice to you (the "Second Closing Date"). The First Closing Date and the Second Closing Date are herein referred to collectively as the "Closing Dates" and individually as a "Closing Date".

          The Notes will be delivered to you in the form of a single registered Note of the respective Series to be purchased by you for the full amount of your purchase (unless different denominations are specified by you), registered in your name or in the name of such nominee as you may specify and in substantially the form attached hereto as Exhibit A, B and/or C, as the case may be, all as you may specify at any time prior to the date fixed for delivery.

          Section 1.3. Other Agreements. Simultaneously with the execution and delivery of this Agreement, the Company is entering into similar agreements with the other Purchasers under which such other Purchasers agree to purchase from the Company the principal amount of Notes set opposite such Purchasers' names in Schedule I, and your obligation is subject to the execution and delivery of the similar agreements by the other Purchasers. This Agreement and said similar agreements with the other Purchasers are herein collectively referred to as the "Agreements". The obligations of each Purchaser shall be several and not joint and no Purchaser shall be liable or responsible for the acts of any other Purchaser.

Section 2.      Payment of Notes.

          Section 2.1. Required Principal Payments. (a) The Company agrees that (i) on the last day of March and September in each year commencing March 31, 1994 and ending March 31, 1996, both inclusive, it will pay and apply and there shall become due and payable on the principal indebtedness evidenced by the Series A Notes an amount equal to $3,600,000, and (ii) on the last day of March and September in each year commencing September 30, 1996 and ending September 30, 1997, both inclusive, it will pay and apply and there shall become due and payable on the principal indebtedness evidenced by the Series A Notes an amount equal to $5,000,000. The entire remaining principal amount of the Series A Notes shall become due and payable on March 31, 1998. No premium shall be payable in connection with any required payments made pursuant to this
(S)2.1(a).

         (b) Except as provided in (S)2.2, the Series B Notes are not subject to prepayment or redemption prior to their expressed maturity date. The entire principal amount of the Series B Notes shall be due and payable on June 1, 1998.

         (c) The Company agrees that on the last day of March and September in each year commencing September 30, 1994 and ending March 31, 1998, both inclusive, it will pay and apply and there shall become due and payable on the principal indebtedness evidenced by the Series C Notes an amount equal to $1,100,000. The entire remaining principal amount of the Series C Notes shall become due and payable on September 30, 1998. No premium shall be payable in connection with any required payments made pursuant to this (S)2.1(c).

          Section 2.2. Optional Prepayment. In addition to the principal payments required by (S)2.1 and upon compliance with (S)2.4, the Company shall have the privilege on any interest payment date on or after, but not before, September 30, 1995, of prepaying all (but not less than all) outstanding Notes in whole and not in part by payment of the principal amount of the Notes and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Premium Amount determined as of five Business Days prior to the date of such prepayment.

          Section 2.3. Prepayment on Change of Control. (a) In the event that a Put Event Date shall occur, the Company will give immediate written notice (a "Company Notice") of such fact to all holders of the Notes. The Company Notice shall (i) describe the facts and circumstances of such Put Event Date in reasonable detail, (ii) refer to this (S)2.3 and the rights of the holders of the Notes to require prepayment of their Notes on the terms and conditions provided for herein, (iii) contain an offer by the Company to prepay all of the outstanding Notes in full together with accrued interest to the date of prepayment and a premium equal to the Make-Whole Premium Amount, and (iv) set forth the date, which shall be not less than 30 nor more than 60 days following the date of giving of the Company Notice, on which the Company will make such prepayment. Each holder of the Notes shall have the right to accept such offer and require prepayment of the Notes held by such holder in full by written notice to the Company given within 21 days following receipt of the Company Notice. The Company shall on the prepayment date set forth in the Company Notice prepay all Notes held by holders who have accepted such offer of prepayment.

       (b) In the event the Company fails to give the Company Notice as required above, upon the occurrence of a Put Event Date, each holder of Notes shall have the right to require the Company to prepay such holder's Notes in full together with accrued interest thereon to the date of prepayment and a premium equal to the Make-Whole Premium Amount. Notice of a required prepayment pursuant to this
(S)2.3(b) shall be delivered by any holder of Notes to the Company not more than 30 days after such holder has actual knowledge of such Put Event Date. The date of such prepayment shall be the same date as the Put Event Date or, in the event the Put Event Date shall have occurred prior to receipt of the notice from a Noteholder, then such prepayment together with accrued interest and a premium equal to the Make-Whole Premium Amount, if any, thereon shall be on the date designated in, and shall be not less than five nor more than ten days following the date of, such holder's notice. Upon receipt of such notice, the Company shall give immediate written notice of such declaration of prepayment to each other holder of Notes which shall set forth the date of prepayment for the holder of Notes which shall have initially delivered such declaration of prepayment. Each such holder shall have the right to require the Company to prepay such holder's Notes in full, together with accrued interest thereon to the date of prepayment and a premium equal to the Make-Whole Premium Amount, on the date of prepayment of the Notes held by the holder initially serving such declaration of prepayment or on such other date as the holders thereof shall designate not later than 30 days following such initial prepayment date.

       "Grossman Group" shall mean Richard Grossman and his spouse, lineal descendants, trustees of trusts established for the benefit of such Persons and executors of the estates of such Persons.

       "Put Event Date" shall mean any date upon which a Put Event shall have occurred.

       "Put Event" means any event by which either (i) the Grossman Group shall fail to own legally and beneficially with full voting power at least 30% of the Voting Stock of the Company, unless 51% or more of the Voting Stock of the Company is owned by a corporation having debt obligations rated A or better by at least two nationally recognized credit rating agencies, one of which shall be either S&P or Moody's, or (ii) Richard Grossman shall fail to hold the office of Chairman of the Board or President of the Company and perform the duties of Chief Executive Officer of the Company.

       Any prepayment of less than all of the outstanding Notes of a particular Series made pursuant to this (S)2.3 shall be applied to the payment in full of the Notes of such Series held by the holders declaring their Notes due and payable pursuant to this (S)2.3, and each scheduled payment of such Series pursuant to the provisions of (S)2.1 coming due thereafter, if any, shall be reduced by an amount which bears the same relationship to such scheduled payment as the aggregate amount being so applied pursuant to this (S)2.3 to such Series bears to the unpaid principal amount of the Notes of such Series immediately prior to such application, so that the amounts of the scheduled payments on each Note of such Series remaining outstanding after such application shall be unchanged by such application.

          Section 2.4. Notice of Prepayments. The Company will give notice of any prepayment of the Notes pursuant to (S)2.2 to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (i) such date, (ii) the section of this Agreement under which the prepayment is to be made, (iii) the principal amount of the holder's Notes to be prepaid on such date, (iv) that a premium may be payable, (v) the date when such premium will be calculated and (vi) the accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the premium, if any, and accrued interest thereon shall become due and payable on the prepayment date. A computation of the amount, if any, of any premium payable in connection with a prepayment for each Series shall be furnished to the holders of the Notes of the applicable Series three Business Days prior to such prepayment.

          Section 2.5. Allocation of Principal Payments. All scheduled principal payments of the Series A Notes or the Series C Notes, as the case may be, shall be applied on all outstanding Notes of such Series ratably in accordance with the unpaid principal amounts of the Notes of such Series.

          Section 2.6. Direct Payment. Notwithstanding anything to the contrary in this Agreement or the Notes, in the case of any Note owned by you or your nominee or owned by any other institutional holder who has given written notice to the Company requesting that the provisions of this (S)2.6 shall apply, the Company will promptly and punctually pay when due the principal thereof and premium, if any, and interest thereon, without any presentment thereof, directly to you, your nominee or such subsequent holder at your address or your nominee's address set forth in Schedule I or at such other address as you, your nominee or such subsequent holder may from time to time designate in writing to the Company or, if a bank account is designated for you or your nominee on Schedule I hereto or in any written notice to the Company from you, your nominee or any such subsequent holder, the Company will make such payments in immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account of you, your nominee or such holder in any bank in the United States as you, your nominee or any subsequent holder may from time to time direct in writing. The holder of any Notes to which this (S)2.6 applies agrees that in the event it shall sell or transfer any such Notes (i) it will, prior to the delivery of such Notes (unless it has already done so), make a notation thereon of all principal, if any, prepaid on such Notes and will also note thereon the date to which interest has been paid on such Notes, and (ii) it will promptly notify the Company of the name and address of the transferee of any Notes so transferred. With respect to Notes to which this (S)2.6 applies, the Company shall be entitled to presume conclusively that the original or such subsequent institutional holder as shall have requested the provisions hereof to apply to its Notes remains the holder of such Notes until (y) the Company shall have received notice of the transfer of such Notes, and of the name and address of the transferee, or (z) such Notes shall have been presented to the Company as evidence of the transfer.

          Section 2.7. Business Days. If any payment of principal, premium, if any, and/or interest on the Notes shall fall due on any day which is not a Business Day, then payment shall be made on the next succeeding Business Day.

Section 3.      Representations.

          Section 3.1. Representations of the Company. The Company represents and warrants that all representations and warranties set forth in Exhibit D are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

          Section 3.2. Representations of the Purchaser. You represent, and in entering into this Agreement the Company understands, that you are acquiring the Notes for the purpose of investment and not with a view to the distribution thereof, and that you have no present intention of selling, negotiating or otherwise disposing of the Notes; it being understood, however, that the disposition of your property shall at all times be and remain within your control. You further represent that you are acquiring the Notes for your own account and with your general corporate assets and not with the assets of any separate account in which any employee benefit plan has any interest. As used in this Section, the terms "separate account" and "employee benefit plan" shall have the respective meanings assigned to them in ERISA.

Section 4.       Closing Conditions.

          Section 4.1. Closing Date. Your obligation to purchase the Notes on each applicable Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:

            (a) Closing Certificate. You shall have received a certificate dated the applicable Closing Date, signed by the Chief Financial Officer of the Company, the truth and accuracy of which shall be a condition to your obligation to purchase the Notes proposed to be sold to you, to the effect that (i) the representations and warranties of the Company set forth in Exhibit D hereto are true and correct on and with respect to the applicable Closing Date, (ii) the Company has performed all of its obligations hereunder which are to be performed on or prior to such Closing Date, and
     (iii) no Default or Event of Default has occurred and is continuing.

            (b) Legal Opinions. Concurrently with the delivery of Notes to you on the applicable Closing Date, you shall have received from Chapman and Cutler, who are acting as your special counsel in this transaction, and from Kirkland & Ellis, counsel for the Company, their respective opinions dated the applicable Closing Date, in form and substance satisfactory to you, and covering the matters set forth in Exhibits E and F, respectively, hereto.

            (c) Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to you and your special counsel, and you shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

            (d) Consent of Holders of Other Indebtedness. On or prior to the applicable Closing Date, any notice, consent or approvals required to be obtained from any holder or holders of any outstanding Indebtedness of the Company and any amendments of agreements pursuant to which any Indebtedness may have been issued which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such notices, consents or amendments shall be satisfactory in form and substance to you and your special counsel.

            (e) Payment of Fees of Special Counsel. On the applicable Closing Date, the Company shall have paid the reasonable fees and expenses of your special counsel.

               (f) Related Transactions. Prior to or concurrently with the issuance and sale of the Notes on the First Closing Date, the Company
           (i) shall have consummated the issuance and sale of the entire principal amount of such Notes to be sold on the First Closing Date pursuant to this Agreement and the other Agreements referred to in
           (S)1.3, and (ii) shall have executed and delivered the Agreements pursuant to which $10,000,000 aggregate principal amount of the Series C Notes will be issued on the Second Closing Date.

          Section 4.2. Waiver of Conditions. If on any Closing Date the Company fails to tender to you the Notes to be issued to you on such date or if the conditions specified in this (S)4 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this (S)4 have not been fulfilled, you may waive compliance by the Company with any such condition to such extent as you may in your sole discretion determine. Nothing in this
(S)4.2 shall operate to relieve the Company of any of its obligations hereunder or to waive any of your rights against the Company.

Section 5.       Company Covenants.

           From and after the First Closing Date and continuing so long as any amount remains unpaid on any Note:

          Section 5.1. Corporate Existence, Etc. The Company will preserve and keep in force and effect, and will cause each Subsidiary to preserve and keep in force and effect, its corporate existence and all licenses and permits material and necessary to the proper conduct of its business, provided that the foregoing shall not prevent any transaction permitted by (S)5.13.

          Section 5.2. Insurance. The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties. In lieu of or supplemental to such insurance, the Company may adopt such other plan or method of protection (an "insurance plan"), whether by the establishment of an insurance fund or reserve to be held and applied to make good losses from casualties, or otherwise, and conforming to the practices of similar corporations maintaining systems of self-insurance, as determined by the Board of Directors of the Company and as shall be consistent with GAAP. The Company shall, concurrently with its adoption of any such insurance plan, furnish to you a certificate of an actuary or other qualified person that such insurance plan is adequate.

          Section 5.3. Taxes, Claims for Labor and Materials, Compliance with Laws . The Company will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Subsidiary, all trade accounts payable in accordance with usual and customary business practice, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Company or such Subsidiary, the amount of which when added to the amount of all other such Liens would exceed $10,000 in the aggregate; provided that the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (ii) the Company or such Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto. The Company will promptly comply and will cause each Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject, including without limitation, the Occupational Safety and Health Act of 1970, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, except for violations thereof which would neither materially and adversely affect the properties, business, prospects, profits or condition of the Company or its Subsidiaries nor result in any Lien upon any property of the Company or any Subsidiary, the amount of which when added to the amount of all other such Liens would exceed $10,000 in the aggregate.

          Section 5.4. Maintenance, Etc. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

          Section 5.5. Nature of Business. Neither the Company nor any Subsidiary will engage in any business if, as a result, either (i) the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the leasing of property under "sales type," "direct financing" or "operating" leases, the sale of property on conditional sale contracts, the financing of lease receivables, installment sale contract receivables and revolving credit receivables and related business engaged in by the Company and its Subsidiaries on the date of this Agreement, or (ii) less than 80% of the gross revenue of the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) would be derived from the activities described in clause (i) above related to equipment which has an original cost of less than $75,000.

          Section 5.6. Consolidated Tangible Net Worth. The Company will at all times keep and maintain Consolidated Tangible Net Worth at an amount not less than $17,000,000.

          Section 5.7. Permitted Debt. The Company will not and will not permit any Subsidiary to create, assume or incur or in any manner become or remain liable in respect of any Debt, except:

            (a)  the Notes;

            (b)  Senior Debt of the Company;

            (c) Subordinated Debt of the Company;

            (d) Debt of the Company secured by Liens permitted by (S)5.10;

            (e) Securitized Debt secured by Liens permitted by (S)5.10;

            (f) Debt outstanding on the date hereof and reflected on the consolidated balance sheet of the Company and its Subsidiaries at March 31, 1993; and

            (g) Debt of a Subsidiary to the Company or to a Wholly-owned Subsidiary.

          Section 5.8. Limitations on Liabilities. The Company will not at any time permit:

            (a) the aggregate amount of Adjusted Total Liabilities to exceed an amount equal to 400% of Adjusted Tangible Net Worth; or

            (b) Subordinated Funded Debt to exceed an amount equal to 150% of Consolidated Tangible Net Worth; or

            (c) the aggregate amount of Unencumbered Assets to be less than an amount equal to 120% of the aggregate principal amount of outstanding Unsecured Senior Debt.

          Section 5.9. Fixed Charge Coverage. For each period of four consecutive fiscal quarters ending on the last day of each fiscal quarter, Net Income Available for Fixed Charges shall have been an amount which was at least 115% of Fixed Charges for such period of four fiscal quarters; provided that on the fiscal quarter ending September 30, 1994, Net Income Available for Fixed Charges shall have been an amount which was at least 115% of Fixed Charges for the period of only the immediately preceding three consecutive fiscal quarters.

          Section 5.10. Limitation on Liens. The Company will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

            (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not at the time required by
     (S)5.3;

            (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

            (c) Liens and priority claims incidental to the conduct of business or the ownership of properties and assets (including liens in connection with workers' compensation, unemployment insurance and other like laws, warehousemen's and attorneys' Liens and statutory landlords' Liens) and deposits, pledges or Liens, not exceeding $500,000 in aggregate amount, to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue for a period of more than 30 days or is being contested in good faith by appropriate actions or proceedings;

            (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Subsidiaries;

            (e) Liens securing Indebtedness of a Subsidiary to the Company or to a Wholly-owned Subsidiary;

            (f) Liens or other arrangements for the retention of title (including Capitalized Leases) existing as of March 31, 1993, securing Debt of the Company or any Subsidiary outstanding on such date and identified in Annex B to Exhibit D of this Agreement;

            (g) Liens existing on the date of this Agreement and identified in Annex B to Exhibit D of this Agreement which were given to secure the purchase price of fixed assets (x) leased or sold by the Company or a Subsidiary in the ordinary course of business under direct full payout leases and (y) acquired or purchased by the Company or such Subsidiary with proceeds of secured Debt the obligation for the payment of which is limited to the amounts payable under such leases; provided that (i) the Lien shall attach solely to the property acquired or purchased, and (ii) all such Debt shall have been incurred within the applicable limitations provided in
     (S)5.8;

            (h) Liens incurred after the First Closing Date given to secure the payment of the purchase price incurred in connection with the acquisition of fixed assets useful and intended to be used in carrying on the business of the Company or a Subsidiary, including Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or a Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, provided that (i) the Lien or charge shall attach solely to the property acquired or purchased, (ii) at the time of acquisition of such fixed assets, the aggregate amount remaining unpaid on all Debt secured by Liens on such fixed assets whether or not assumed by the Company or a Subsidiary shall not exceed an amount equal to 10% of Consolidated Tangible Net Worth, and (iii) all such Debt shall have been incurred within the applicable limitations provided in (S)5.8;

            (i) deposits of Restricted Cash in existence as of the First Closing Date and identified in Annex B to Exhibit D of this Agreement; and

            (j) Liens securing Securitized Debt, provided that the Lien or charge shall attach only to Eligible Securitization Assets owned by a Securitization Subsidiary.

   Section 5.11.  Restricted Payments.  The Company will not --

            (a) Declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Company); or

            (b) Directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock; or

            (c) Make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock; or

            (d) Make any optional prepayment on account of principal of Subordinated Funded Debt, or purchase or permit any Subsidiary to purchase any Subordinated Funded Debt (other than to the extent of the net proceeds to the Company from the issue after December 31, 1992 of other Subordinated Funded Debt);

(such declarations or payments of dividends, purchases, redemptions or retirements of capital stock, warrants, rights or options and optional prepayments of Subordinated Funded Debt, and all such other distributions being herein collectively called "Restricted Payments"), if after giving effect thereto the aggregate amount of Restricted Payments made during the period from and after December 31, 1992 to and including the date of the making of the Restricted Payment in question, would exceed the sum of (i) $2,000,000, (ii) 50% of Consolidated Net Income for such period, computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit) and (iii) the net proceeds to the Company from the issue or sale after December 31, 1992 of shares of capital stock of the Company or warrants, rights or options to purchase or acquire any shares of its capital stock.

          The Company will not declare any dividend which constitutes a Restricted Payment payable more than 60 days after the date of declaration thereof.
          The Company will not make any Restricted Payment if at the time of the making of such payment and after giving effect thereto, any Default or Event of Default shall exist hereunder.

          For the purposes of this (S)5.11, the amount of any Restricted Payment declared, paid or distributed in property of the Company shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Company) of such property at the time of the making of the Restricted Payment in question.

          Section 5.12. Limitation on Long-Term Leases. The Company will not and will not permit any Subsidiary to become obligated, as lessee, under any Long-Term Lease if at the time of entering into any such Long-Term Lease and after giving effect thereto, the aggregate Rentals payable by the Company and all of its Subsidiaries on a consolidated basis in any one fiscal year thereafter under all Long-Term Leases would exceed 10% of Consolidated Tangible Net Worth determined at the end of the preceding fiscal quarter.

          Section 5.13. Mergers, Consolidations and Sales of Assets. (a) The Company will not, and will not permit any Subsidiary to (i) consolidate with or be a party to a merger with any other corporation or (ii) sell, lease or otherwise dispose of all or any substantial part (as hereinafter defined) of the assets of the Company and its Subsidiaries, provided, however, that:

                  (1) any Subsidiary may merge or consolidate with or into the
            Company or any Wholly-owned Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation and in the case of any merger or consolidation of a Subsidiary with or into a Wholly-owned Subsidiary, such Wholly-owned Subsidiary shall be the surviving or continuing corporation;

                  (2) the Company may consolidate or merge with any other
            corporation if (i) either (a) the Company shall be the surviving or continuing corporation, or (b) if the surviving or continuing entity is other than the Company, such entity is organized under the law of the United States or a state thereof, expressly assumes all obligations of the Company under this Agreement and the Notes by written agreement satisfactory to the holders of 51% or more in aggregate principal amount of the outstanding Notes, and has debt obligations rated A or better by two nationally recognized credit rating agencies, one of which shall be either S&P or Moody's, and
            (ii) at the time of such consolidation or merger and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and

                  (3) any Subsidiary may sell, lease or otherwise dispose of all or any substantial part of its assets to the Company or any Wholly-owned Subsidiary.

       (b) The Company will not permit any Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this (S)5.13, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Subsidiary to any Person other than the Company or a Wholly-owned Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and/or a Subsidiary whereby the Company and/or such Subsidiary maintain their same proportionate interest in such Subsidiary.

       (c) The Company will not sell, transfer or otherwise dispose of any shares of stock in any Subsidiary (except to qualify directors) or any Indebtedness of any Subsidiary, and will not permit any Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Wholly-owned Subsidiary) any shares of stock or any Indebtedness of any other Subsidiary, unless:

            (1) simultaneously with such sale, transfer, or disposition, all shares of stock and all Indebtedness of such Subsidiary at the time owned by the Company and by every other Subsidiary shall be sold, transferred or disposed of as an entirety;

            (2) the Board of Directors of the Company shall have determined, as evidenced by a resolution thereof, that the retention of such stock and Indebtedness is no longer in the best interests of the Company;

            (3) such stock and Indebtedness is sold, transferred or otherwise disposed of to a Person, for a cash consideration and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;

            (4) the Subsidiary being disposed of shall not have any continuing investment in the Company or any other Subsidiary not being simultaneously disposed of; and

            (5) such sale or other disposition does not involve a substantial part (as hereinafter defined) of the assets of the Company and its Subsidiaries.

          As used in this (S)5.13, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Subsidiaries only if the book value of such assets when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries (other than (i) sales in the ordinary course of business, including sales of equipment with respect to which leases have terminated, (ii) the disposition of Eligible Securitization Assets by the Company to a Securitization Subsidiary and (iii) the sale, transfer or other disposition of Eligible Securitization Assets by the Company or any Securitization Subsidiary to any Person in connection with an Eligible Securitization Transaction) during any period of 12 consecutive calendar months, exceeds 10% of Tangible Assets determined as of the end of the immediately preceding fiscal year. Sales or other realization on delinquent receivables shall not be included in any computation of sales or other dispositions hereunder.

          Section 5.14. Guaranties. The Company will not and will not permit any Subsidiary to become or be liable in respect of any Guaranty except Guaranties of the Company which are limited in amount to a stated maximum dollar exposure and included in Consolidated Funded Debt.

          Section 5.15. Repurchase of Notes. Neither the Company nor any Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless the offer has been made to repurchase Notes, pro rata, from all holders of the Notes at the same time and upon the same terms. In case the Company repurchases any Notes, such Notes shall thereafter be cancelled and no Notes shall be issued in substitution therefor.

          Section 5.16. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into or be a party to, any transaction or arrangement with any Affiliate (including without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person other than an Affiliate. The existence and continuation of the arrangements pursuant to which the Company pays certain insurance premiums for Persons related to Richard Grossman described in the sections captioned "Executive Compensation" and "Certain Relationships and Related Transactions" of the Company's most recent Annual Report on Form 10-K will not be deemed to violate this (S)5.16, so long as the aggregate amount of such premiums does not exceed $200,000.

          Section 5.17. Investments. The Company will not, and will not permit any Subsidiary to, have or make any investments in or loans, advances or extensions of credit to, any Person, except:

                (a) investments, loans and advances by the Company and its
            Subsidiaries in and to Subsidiaries, including any investment in a corporation which, after giving effect to such investment, will become a Subsidiary;

                (b) investments in commercial paper maturing in 270 days or less from the date of issuance which is accorded the highest rating by S&P, Moody's or other nationally recognized credit rating agency of similar standing;

                (c) investments in direct obligations of the United States of
            America, or any agency thereof, or obligations guaranteed by the full faith and credit of the United States of America, provided that all such obligations mature in twelve months or less from the date of acquisition thereof;

                (d) investments in certificates of deposit maturing within one year from the date of origin, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000;

                (e) investments in debt obligations of corporations organized and existing under the laws of the United States, any state or the District of Columbia maturing in 12 months or less from the date of acquisition thereof, and rated AA or better by S&P or Aa or better by Moody's or other nationally recognized rating agency of similar standing;

                (f) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or any Subsidiary;

                (g) receivables (including notes taken pursuant to the collection of leases) arising in the ordinary course of business of the Company and its Subsidiaries;

                (h) money market funds sponsored by insurance companies, investment banking firms or commercial banking institutions which are members of the Federal Reserve System, provided such fund (i) has assets of not less than $100,000,000 and (ii) invests solely in investments permitted under subparagraphs (b), (c) and (d) above;

                (i) investments in promissory notes (i) which are issued by a manufacturer or vendor of personal property or which are issued by a finance company or broker owning lease receivables, (ii) which evidence a loan made by the Company to such persons described in clause (i), and (iii) the payment or performance of which is secured pursuant to the terms of the promissory notes or one or more separate assignments or security agreements executed by the maker thereof, by one or more leases owned by such persons described in clause (i) and by the property covered by such leases;

                (j) investments, loans and advances by the Company and its Securitization Subsidiaries in and to any Person in connection with an Eligible Securitization Transaction; and

                (k) other investments, loans and advances (in addition to those permitted by the foregoing provisions of this (S)5.17) provided that the aggregate amount of all such other investments, loans and advances at any time owned by the Company and its Subsidiaries shall not exceed an amount equal to 15% of Shareholders' Equity.

          In valuing any investments, loans and advances for the purpose of applying the limitations set forth in this (S)5.17, such investments, loans and advances shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered in cash on account of capital or principal.

          For purposes of this (S)5.17, at any time when a corporation becomes a Subsidiary, all investments of such corporation at such time shall be deemed to have been made by such corporation, as a Subsidiary, at such time.

          Section 5.18. Termination of Pension Plans. The Company will not and will not permit any Subsidiary to permit any employee benefit plan maintained by it to be terminated in a manner which would result in the imposition of a lien on any property of the Company or any Subsidiary pursuant to Section 4068 of ERISA.

          Section 5.19. Reports and Rights of Inspection. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to you pursuant to this (S)5.19 and concurred in by the independent public accountants referred to in (S)5.19(b) hereof) and (without duplication of materials furnished pursuant to (S)5.19(d) below) will furnish to you so long as you are the holder of any Note and to each other institutional holder of the then outstanding Notes (in duplicate if so specified below or otherwise requested):

            (a) Quarterly Statements. Promptly upon their being available, quarterly reports on Form 10-Q filed by the Company with the SEC, or, if the Company for any reason is not required to file such reports, as soon as available and in any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

                  (1) a consolidated balance sheet of the Company and its Subsidiaries as of the close of such quarter setting forth in comparative form the amount for the corresponding period of the preceding fiscal year,

                  (2) consolidated statements of income and retained earnings of the Company and its Subsidiaries for such quarterly period and for the year-to-date ending with such quarter, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year, and

                  (3) a consolidated statement of cash flows of the Company and its Subsidiaries for the quarterly period and for the year-to-date ending with such quarter, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP and certified as fairly presenting, in all material respects, the financial position and the results of operations and cash flows, subject to changes resulting from year-end adjustments, of the Company and its Subsidiaries by an authorized financial officer of the Company;

          (b) Annual Statements. As soon as available and in any event within 120 days after the close of each fiscal year of the Company, copies of:

                  (1) consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the close of such fiscal year, and

                  (2) consolidated and consolidating statements of income and stockholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year,

     in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an unqualified opinion thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements have been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur and which are so noted) and present fairly, in all material respects, the financial position and the results of operations and cash flows of the Company and its Subsidiaries and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

            (c) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Subsidiary and any management letter received from such accountants;

            (d) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each regular or periodic report (including reports on Forms 8-K, 10-K and 10-Q) and any registration statement or prospectus filed (other than with respect to any employee benefit plan) by the Company or any Subsidiary with any securities exchange or the SEC, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries;

            (e) Notice of Default or Pending Litigation. Within three Business Days after knowledge thereof shall have come to any officer of the Company, the Company will give written notice to the holders of the Notes of (i) the happening of any Default or Event of Default hereunder or (ii) any pending or threatened litigation, arbitration proceeding or governmental proceeding against the Company or any Subsidiary which, in the opinion of its counsel, could reasonably have in the aggregate a material adverse effect on the business or properties of the Company or any Subsidiary, taken as a whole;

            (f) Officer's Certificates. Within the periods provided in paragraphs (a) and (b) above, a certificate of an authorized financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of (S)5.6 through
     (S)5.9, inclusive, (S)5.10(h), (S)5.11, (S)5.12, (S)5.13 and (S)5.17(k) at
     the end of the
     period covered by the financial statements then being furnished, and (ii) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate or existed during such periods, specifying the nature and period of existence thereof and the action the Company took or is taking and proposes to take with respect thereto;

            (g) Accountants' Certificates. Within the period provided in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further, whether in making their audit, such accountants have become aware of any Put Event or Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof; and

            (h) Requested Information. With reasonable promptness, such other data and information as you or any such institutional holder may reasonably request.

Without limiting the foregoing, the Company will permit you, so long as you are the holder of any Note, and each institutional holder of the then outstanding Notes (or such Persons as either you or such holder may designate) to visit and inspect, under the Company's guidance, any of the properties of the Company or any Subsidiary, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with you the finances and affairs of the Company and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested. The Company shall not be required to pay or reimburse you or any such holder for expenses which you or any such holder may incur in connection with any such visitation or inspection; provided, however, that after a Default or Event of Default shall have occurred and be continuing, the Company shall be required to pay or reimburse (i) the expenses incurred by the original Purchasers in connection with any visitation or inspection, and (ii) the expenses incurred by a representative of all the subsequent holders in connection with any visitation or inspection as shall be designated by 66-2/3% in aggregate principal amount of Notes held by such subsequent holders.

          Section 5.20. Consolidated Tax Returns. The Company will not and will not permit any Subsidiary to be a party to a consolidated Federal income tax return with any Person other than the Company and its Subsidiaries if as a result thereof, as of any date, the aggregate amount of Federal income taxes which the Company and its Subsidiaries have then or theretofore paid or become obligated to pay (determined on a cumulative basis) exceeds the amount which they would have been required to pay pursuant to a consolidated tax return solely of the Company and its Subsidiaries.

          Section 5.21. Sale of Eligible Securitization Assets. The Company will not, and will not permit any Subsidiary to, sell, contribute or otherwise transfer any Eligible Securitization Assets to any Person, unless (i) at the time of such sale, contribution or other transfer, the Company or its Subsidiary, as the case may be, receives cash proceeds (net of related expenses) equal to at least 85% of the aggregate net book value of all such Eligible Securitization Assets sold, contributed and otherwise transferred to such Person at such time, and (ii) the Company or its Subsidiary, as the case may be, applies such cash proceeds within 60 days after the receipt thereof to either repay Senior Debt or finance new lease receivables.

Section 6.      Events of Default and Remedies Therefor.

          Section 6.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" as the term is used herein:

            (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five Business Days; or

            (b) Default shall occur in the making of any required principal payment on any of the Notes as provided in (S)2.1; or

            (c) Default shall occur in the making of any other payment of the principal of any Note or the premium thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or

            (d) Default shall be made in the payment of the principal of or interest on Debt of the Company and its Subsidiaries for borrowed money having an aggregate unpaid principal amount in excess of $1,000,000, as and when the same shall become due and payable by the lapse of time, by declaration, by call for redemption or otherwise, and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

            (e) Default or the happening of any event shall occur under any indenture, agreement, or other instrument under which any Debt of the Company or any Subsidiary for borrowed money may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of Debt of the Company and its Subsidiaries having an aggregate unpaid principal amount in excess of $1,000,000; or

            (f) Default shall occur in the observance or performance of any covenant or agreement contained in (S)5.6 through (S)5.17, inclusive, or
     (S)5.21 hereof; or

            (g) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 days after the earlier of

     (i) the date a responsible officer of the Company obtains actual knowledge of such default or (ii) notice thereof to the Company by the holder of any Note; or

            (h) Default shall occur in the observance or performance by the Company under any interest rate swap or interest rate exchange agreement (however denominated) or any currency swap or currency exchange agreement; or

            (i) If any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

            (j) Final judgment or judgments for the payment of money aggregating in excess of $500,000 is or are outstanding against the Company or any Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or

            (k) The Company or any Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Subsidiary causes or suffers an order for relief to be entered with respect to it under applicable Federal bankruptcy law or applies for or consents to the appointment of a custodian, trustee or receiver for the Company or such Subsidiary or for the major part of the property of either; or

            (l) A custodian, trustee or receiver is appointed for the Company or any Subsidiary or for the major part of the property of either and is not discharged within 30 days after such appointment; or

            (m) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary, are consented to or are not dismissed within 60 days after such institution.

          Section 6.2. Acceleration of Maturities. When any Event of Default described in paragraph (a), (b) or (c) of (S)6.1 has happened and is continuing, any holder of any Note may, and when any Event of Default described in paragraphs (d) through (j), inclusive, of said (S)6.1 has happened and is continuing, the holder or holders of 25% or more of the principal amount of Notes at the time outstanding may, by notice in writing sent by registered or certified mail to the Company, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (k), (l) or (m) of (S)6.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Notes the entire principal and interest accrued on the Notes and, to the extent permitted by law, the Make-Whole Premium Amount. No course of dealing on the part of any Noteholder nor any delay or failure on the part of any Noteholder to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the holder or holders of the Notes all costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith.

          Section 6.3. Rescission of Acceleration . The provisions of (S)6.2 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (d) through (j), inclusive, of (S)6.1, the holders of 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

            (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

            (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under (S)6.2) shall have been duly paid; and

            (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to (S)7.1;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

Section 7.      Amendments, Waivers and Consents.

          Section 7.1. Consent Required. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least 51% in aggregate principal amount of outstanding Notes; provided that without the written consent of the holders of all of the Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective (i) which will change the time of payment (including any principal payment required by (S)2) of the principal of or the interest on any Note or reduce the principal amount thereof or change the rate of interest thereon, or (ii) which will change any of the provisions with respect to optional prepayments, or (iii) which will amend the provisions of (S)5.15, or (iv) which will change the percentage of holders of the Notes required to consent to any such amendment, alteration or modification or any of the provisions of this (S)7 or (S)2 or
(S)6. For purposes of calculating the percentage of outstanding Notes which have consented to any amendment of this Agreement, or waived any provision hereof or for the purpose of calculating whether the holders of the requisite percentage of outstanding Notes have requested any action by the Company hereunder or taken any other action with respect to this Agreement or the Notes, Notes held by the Company, a Subsidiary or any Affiliates shall be excluded.

          Section 7.2. Effect of Amendment or Waiver. Any such amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

          Section 7.3. Solicitation of Noteholders. The Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same for a period of not less than five Business Days and shall be supplied by the Company with a brief statement regarding the reasons for any such proposed waiver or amendment, a copy of the proposed waiver or amendment and such other information as any holder of the Notes shall reasonably request regarding such amendment or waiver to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or amendment effected pursuant to the provisions of this (S)7 shall be delivered by the Company to each holder of outstanding Notes within 30 days following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Notes as consideration for or as an inducement to the entering into by any holder of the Notes of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to the holders of all of the Notes then outstanding.

Section 8.      Interpretation of Agreement; Definitions.

          Section 8.1. Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

          "Adjusted Tangible Net Worth" shall mean, as of the date of any determination thereof, the difference between (a) the sum of (i) Consolidated Tangible Net Worth, (ii) deferred income taxes of the Company and its Subsidiaries and (iii) Subordinated Funded Debt, and (b) the Net Tangible Assets of Securitization Subsidiaries.

          "Adjusted Total Liabilities" shall mean, as of the date of any determination thereof, Total Liabilities less all (i) Subordinated Funded Debt and (ii) Securitized Debt.

          "Affiliate" shall mean any Person (other than a Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

          "Business Day" means any day other than a Saturday, Sunday or other day on which banks in Chicago, Illinois or New York, New York are required by law to close or are customarily closed.

          "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

          "Capitalized Rentals" shall mean as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which the Company or any Subsidiary is a lessee would be reflected as a liability on a consolidated balance sheet of the Company and its Subsidiaries.

          "Consolidated Net Income" for any period shall mean the gross revenues of the Company and its Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis in accordance with GAAP consistently applied and after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:
            (a) any gains or losses on the sale or other disposition of investments or fixed or capital assets (other than gains or losses resulting from the sale or disposition of leased equipment upon or after expiration of the lease), and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

            (b) the proceeds of any life insurance policy;

            (c) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary;

            (d) net earnings and losses of any corporation (other than a Subsidiary), substantially all the assets of which have been acquired in any manner, realized by such other corporation prior to the date of such acquisition;

            (e) net earnings and losses of any corporation (other than a Subsidiary) with which the Company or a Subsidiary shall have consolidated or which shall have merged into or with the Company or a Subsidiary prior to the date of such consolidation or merger;

            (f) net earnings of any business entity (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions;

            (g) earnings resulting from any reappraisal, revaluation or write-up of assets;

            (h) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

            (i) any gain arising from the acquisition of any Securities of the Company or any Subsidiary; and

            (j) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period.

          "Consolidated Net Tangible Assets" shall mean as of the date of any determination thereof the total amount of all Tangible Assets of the Company and its Subsidiaries after deducting all Restricted Investments, Restricted Cash and all items which in accordance with GAAP would be included on the liability side of a consolidated balance sheet, except deferred income taxes, capital stock of any class, surplus, and Funded Debt of the Company and its Subsidiaries.

          "Consolidated Tangible Net Worth" shall mean, as of the date of any determination thereof, Consolidated Net Tangible Assets less (i) all accounts receivable more than 90 days overdue unless a reserve in an amount equal to the entire unpaid amount payable under the lease which gave rise to such receivable shall have been created on the books of the Company, and (ii) all outstanding Funded Debt, deferred income taxes and Minority Interests, all determined in accordance with GAAP consolidating the Company and its Subsidiaries.

          "Current Debt" shall mean as of the date of any determination thereof all Indebtedness for money borrowed other than Funded Debt, determined on a consolidated basis eliminating intercompany items. Current Debt shall include any Capitalized Rentals not included in Funded Debt.

          "Debt" shall mean as of the date of any determination thereof all Current Debt and Funded Debt of the Company and its Subsidiaries, determined on a consolidated basis eliminating intercompany items.

          "Default" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in (S)6.1.

          "Eligible Securitization Asset" shall mean (i) any lease or installment purchase contract (and the rights thereunder) entered into or owned by the Company or a Securitization Subsidiary, as the case may be, which shall have been selected for disposition in accordance with the Company's or such Securitization Subsidiary's past practices or substantially in accordance with standard industry practice, (ii) the Company's or such Securitization Subsidiary's interest, as the case may be, in any equipment or other assets which are the subject of the lease or installment purchase contract described in the foregoing clause (i), (iii) all monies due or to become due with respect to any of the foregoing clauses (i) or (ii), (iv) all rights and interests in the insurance policies with respect to any of the foregoing, and (v) cash in an amount up to the aggregate reserve or credit enhancement requirements, if any, which the Company or a Securitization Subsidiary, as the case may be, is obligated to fund under the documents governing an asset securitization for any Person.

          "Eligible Securitization Transaction" shall mean a sale, contribution or transfer of Eligible Securitization Assets by the Company or any Securitization Subsidiary to any Person in accordance with (S)5.21 for the purpose of issuing Indebtedness secured by such Eligible Securitization Assets which is non-recourse to the Company or any Subsidiary (other than due to certain breaches of representations and warranties made by the Company or such Securitization Subsidiary in connection with the sale, contribution or transfer of Eligible Securitization Assets), the cash proceeds of which shall be remitted in part to the Company or such Securitization Subsidiary as partial consideration for the sale, contribution or transfer of such Eligible Securitization Assets.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

          "ERISA Affiliate" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Code or Section 4001 or ERISA.

          "Event of Default" shall have the meaning set forth in (S)6.1.

          "Fixed Charges" for any period shall mean on a consolidated basis the sum of (i) all Rentals (other than Rentals on Capitalized Leases) which were accrued and payable in accordance with GAAP during such period by the Company and its Subsidiaries, and (ii) all

Interest Charges on all Indebtedness (including imputed interest on Capitalized Rentals) of the Company and its Subsidiaries.

          "Funded Debt" of any Person shall mean (i) all Indebtedness for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of more than one year from the date of any determination thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of any determination of Funded Debt), (ii) all Capitalized Rentals maturing more than one year from the date of any determination thereof, and (iii) all Guaranties of Debt of others. For purposes of this Agreement, Funded Debt shall include Securitized Debt. "Consolidated" when used as a prefix to any Funded Debt shall mean the aggregate amount of all such Funded Debt of the Company and its Subsidiaries on a consolidated basis eliminating intercompany items.

          "GAAP" shall mean generally accepted accounting principles at the time.

          "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (z) to maintain fixed charge coverage or other income statement condition, or (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, (a) a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend, and
(b) the obligations of the Company or any Securitization Subsidiary to purchase any Repurchased Asset from any Person in connection with an Eligible Securitization Transaction shall not constitute a "Guaranty" so long as the price to be paid therefor by the Company or such Securitization Subsidiary does not exceed the value which was ascribed to such Repurchased Asset in connection with the initial sale or transfer by the Company or any Securitization Subsidiary to such Person and so long as such obligations have not become due and payable.

          "Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, and (iv) Capitalized Rentals under any Capitalized Lease. For the purpose of computing the "Indebtedness" of any Person, there shall be excluded any particular Indebtedness to the extent that, upon or prior to the maturity thereof, there shall have been deposited with the proper depositary in trust the necessary funds (or evidences of such Indebtedness, if permitted by the instrument creating such Indebtedness) for the payment, redemption or satisfaction of such Indebtedness; and thereafter such funds and evidences of Indebtedness so deposited shall not be included in any computation of the assets of such Person. The obligations of the Company or any Securitization Subsidiary to purchase any Repurchased Asset from any Person in connection with an Eligible Securitization Transaction shall not constitute "Indebtedness" so long as the price to be paid therefor by the Company or such Securitization Subsidiary does not exceed the value which was ascribed to such Repurchased Asset in connection with the initial sale or transfer by the Company or any Securitization Subsidiary to such Person and so long as such obligations have not become due and payable.

          "Interest Charges" for any period shall mean all interest and all amortization of debt discount and expense as determined in accordance with GAAP on any particular Indebtedness for which such calculations are being made.

          "Lien" shall mean any mortgage, pledge, security interest, conditional sale agreement or other title retention devise (including Capitalized Lease), encumbrance, or lien or charge of any kind.

          "Long-Term Lease" shall mean any lease of real or personal property (other than a Capitalized Lease) having an original term, including any period for which the lease may be renewed or extended at the option of the lessor or lessee, of more than three years.

          "Make-Whole Premium Amount" shall mean, at any time with respect to any Note of any Series of Notes being prepaid pursuant to (S)2.2 or (S)2.3 or paid as a result of the existence of an Event of Default, the excess, if any, of
(a) the net present value of the remaining principal and interest payments to become due on such Note to be prepaid, discounted at a rate which is equal to the applicable Treasury Rate for such Note, over (b) the aggregate principal amount of such Note plus accrued interest then to be paid or prepaid (it being understood that on any prepayment date, the accrued interest shall be deemed to be zero for purposes of calculating the Make-Whole Premium Amount). If the applicable Treasury Rate for such Note of such Series at the time of such payment is equal to or higher than (i) 5.83% in the case of a Series A Note,
(ii) 6.82% in the case of a Series B Note, or (iii) 6.31% in the case of a Series C Note, the applicable Make-Whole Premium Amount for such Note shall be zero.

          "Minority Interests" shall mean any shares of stock of any class of a Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

          "Moody's" shall mean Moody's Investors Service, Inc. and its successors and assigns.

          "Net Tangible Assets of Securitization Subsidiaries" shall mean as of any date of determination the difference (but not below zero) between (i) the total assets of all Securitization Subsidiaries after deducting therefrom all intangible assets of such Securitization Subsidiaries determined in accordance with GAAP as shown on the consolidating balance sheet of the Company (after eliminating intercompany and consolidating items) at such date of determination, minus (ii) the total liabilities other than deferred income tax liabilities of all Securitization Subsidiaries determined in accordance with GAAP as shown on the consolidating balance sheet of the Company (after eliminating intercompany and consolidating items) at such date of determination.

          "Net Income Available for Fixed Charges" for any period shall mean the sum of (i) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (ii) all provisions for any Federal, state or other income taxes made by the Company and its Subsidiaries during such period and (iii) Fixed Charges during such period.

          "Person" shall mean an individual, partnership, corporation, estate, trust or unincorporated organization, and a government or agency or political subdivision thereof.

          "Plan" means a "pension plan," as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

          "Rentals" shall mean and include all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

          "Repurchased Asset" shall mean an Eligible Securitization Asset repurchased by the Company or a Securitization Subsidiary from any Person as a remedy for the inaccuracy of any representation or warranty made by the Company or a Securitization Subsidiary in connection with the sale or transfer of such Eligible Securitization Asset to such Person.

          "Restricted Cash" shall mean any cash of the Company or any Subsidiary (other than a Securitization Subsidiary) on deposit with financial institutions as a reserve against possible losses from defaults on lease payments which the Company or such Subsidiary has sold to or discounted with such financial institutions.

          "Restricted Investments" shall mean investments, loans and advances of the type referred to in (S)5.17(k).

          "S&P" shall mean Standard & Poor's Corporation and its successors and assigns.
          "SEC" shall mean the Securities and Exchange Commission or any successor agency.

          "Securitization Subsidiary" shall mean any Subsidiary of which all of the issued and outstanding shares of stock (or beneficial interest in the case of a business trust) shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries or Securitization Subsidiaries and which engages exclusively in financing Eligible Securitization Assets and activities related to such financing activities.

          "Securitized Debt" shall mean Indebtedness for borrowed money of a Securitization Subsidiary which is secured by any Lien or other charge upon Eligible Securitization Assets owned by such Securitization Subsidiary.

          "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

            "Senior Debt" shall mean all Debt other than Subordinated Debt and Securitized Debt.

          "Shareholders' Equity" shall mean, as of the date of any determination thereof, shareholders' equity of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "Subordinated Debt" shall mean (A) all unsecured Debt of the Company, whether such unsecured Debt is outstanding on the date of this Agreement or is hereafter incurred, which shall (i) contain or have applicable thereto subordination provisions substantially in the form set forth in Exhibit G or such other provisions as may be approved in writing by the holders of not less than 66-2/3% in aggregate principal amount of the outstanding Notes, (ii) have a final maturity date after September 30, 1998, and (iii) have a Weighted Average Life to Maturity greater than the Weighted Average Life to Maturity of each Series of Notes, and (B) the Company's $13,000,000 10-1/2% Subordinated Notes due October 15, 2002, and the Company's $10,000,000 13.40% Subordinated Notes due June 30, 1999; provided that no modification to the subordination provisions contained in the documents pursuant to which such subordinated notes are outstanding shall be made without the written consent of the holders of not less than 66-2/3% in aggregate principal amount of the outstanding Notes unless after such modification the subordination provisions are substantially similar to those contain in Exhibit G.

          "Subordinated Funded Debt" shall mean all Subordinated Debt of the Company which is also Funded Debt.

          The term "Subsidiary" shall mean any business entity (i) whose financial statements are required in accordance with GAAP to be consolidated with the financial statements of the Company, (ii) which is organized under the laws of the United States or any State thereof, (iii) which conducts substantially all of its business and has substantially all of its assets within the United States, and (iv) of which more than 80% (by number of votes) of the Voting Stock (or the beneficial interest in the case of a business trust) is owned by the Company and/or one or more Subsidiaries.

          "Tangible Assets" shall mean as of the date of any determination thereof the total amount of all assets of the Company and its Subsidiaries (less depreciation, depletion and other properly deductible valuation reserves) after deducting all goodwill, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with GAAP.

          "Total Liabilities" shall mean, as of the date of any determination thereof, Guaranties of Indebtedness of others and all items which in accordance with GAAP would be included on the liability side of a consolidated balance sheet of the Company and its Subsidiaries (including, without limitation, all leases discounted with financial institutions) other than deferred income taxes, capital stock of any class and surplus.

          "Treasury Rate" at any time with respect to any Note being prepaid pursuant to (S)2.2 or (S)2.3, or paid as a result of the existence of an Event of Default, means (i) .5% plus (ii) the yield to maturity at such time of United States Treasury obligations with a constant maturity (as compiled by and published in the most recently published issue of the United States Federal Reserve Bulletin or its successor publication) most nearly equal to the Weighted Average Life to Maturity of the Note of the applicable Series then being paid. If no maturity exactly corresponding to such Weighted Average Life to Maturity shall appear therein, yields for the two most closely corresponding published maturities shall be calculated pursuant to the foregoing sentence and the Treasury Rate shall be interpolated from such yields on a straight-line basis (rounding, in the case of relevant periods, to the nearest month). If such rates shall not have been so published, the Treasury Rate in respect of such determination date shall be calculated pursuant to the next preceding sentence on the basis of the arithmetic mean of the arithmetic means of the secondary market ask rates, as of approximately 3:30 P.M., New York City time, on such Business Days for the actively traded U.S. Treasury security or securities with a maturity or maturities most closely corresponding to such Weighted Average Life to Maturity as reported by three primary United States Government securities dealers in New York City of national standing selected in good faith by the Company.

          "Unencumbered Assets" shall mean the aggregate amount of assets of the Company and its Subsidiaries shown on the Company's consolidated balance sheet which are unencumbered by Liens securing Debt; provided that no lease which is a Repurchased Asset shall constitute an Unencumbered Asset at any time when any scheduled payment thereunder is past due by more than 60 days.

          "Unsecured Senior Debt" shall mean all Senior Debt having no existing Liens attached thereto.

          "Voting Stock" shall mean Securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

          "Weighted Average Life to Maturity" with respect to the Notes means, as at the time of determination, the number of years obtained by dividing the then Remaining Dollar-years of the Notes of the applicable Series by the outstanding principal amount of the Notes of such Series. The term "Remaining Dollar-years" of the Notes of the applicable Series means the product obtained by (1) multiplying (A) the amount of each then remaining required principal payment (including payment at final maturity) of such Series, by (B) the number of years (calculated to the nearest one-twelfth) which will elapse between the time of determination and the date such required payment is due, and (2) totaling all the products obtained in (1).

          "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Indebtedness for borrowed money shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.

          Section 8.2. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

Section 9.      Miscellaneous.

          Section 9.1. Registered Notes. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes (hereinafter called the "Note Register"), and the Company will register or transfer or cause to be registered or transferred, as hereinafter provided and under such reasonable regulations as it may prescribe, any Note issued pursuant to this Agreement.

          At any time and from time to time the registered holder of any Note which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing.

          The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such registered holder.

          Section 9.2. Exchange of Notes. At any time, and from time to time, upon not less than ten days' notice to that effect given by the holder of any
Note initially delivered or of any Note substituted therefor pursuant to (S)9.1, this (S)9.2 or (S)9.3, and, upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to the holder, except as set forth below, Notes for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, in the denomination of $100,000 or any amount in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, payable to such Person or Persons, or order, as may be designated by such holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

          Section 9.3. Loss, Theft, Etc. of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If the Purchaser or any subsequent institutional holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

          Section 9.4. Expenses, Stamp Tax Indemnity. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of your out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the reasonable charges and disbursements of Chapman and Cutler, your special counsel, duplicating and printing costs and charges for shipping the Notes, adequately insured to you at your home office or at such other place as you may designate, and all such expenses relating to any amendment, waivers or consents pursuant to the provisions hereof. The Company also agrees that it will pay and save you harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes, whether or not any Notes are then outstanding. The Company agrees to protect and indemnify you against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement. The obligation of the Company to pay expenses pursuant to this (S)9.4, (S)5.19 and (S)6.2 shall survive the payment of the Notes. The Company agrees to pay the cost of procuring a private placement number for the Notes.

          Section 9.5.  Powers and Rights Not Waived; Remedies Cumulative.
No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended pursuant to (S)7 hereof, shall extend to or affect any obligation or right not expressly waived or consented to.

          Section 9.6. Notices. All communications provided for hereunder shall be in writing and, if to you, delivered by overnight courier or mailed by registered or certified mail, or by facsimile communication, addressed to you at your address appearing on Schedule I to this Agreement or such other address as you or any subsequent holder of any Note initially issued to you may designate to the Company in writing, and if to the Company, delivered by overnight courier or mailed by registered or certified mail or by facsimile communication, to the Company at 3000 Dundee Road, Northbrook, Illinois 60062, Attention: Chairman, or to such other address as the Company may in writing designate to you or to a subsequent holder of the Note initially issued to you; provided, however, that a notice to you by facsimile communication shall only be effective if made by confirmed transmission to you at a telephone number designated for such purpose in Schedule I or as you or a subsequent holder of any Note initially issued to you may designate in writing and notice is also sent by overnight courier on the same day such facsimile communication is transmitted.

          Section 9.7. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to your benefit and to the benefit of your successors and assigns, including each successive holder or holders of any Notes.

          Section 9.8. Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with any Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.

          Section 9.9. Severability. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid.

          Section 9.10. Governing Law. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with Illinois law.

          Section 9.11. Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

          Section 9.12. Requisite Approval; Opinion; Fees and Expenses. This Amended and Restated Note Agreement shall not become effective until (i) the Company and the holders of 51% in aggregate principal amount of all Notes outstanding on the date hereof shall have executed and delivered this Amended and Restated Note Agreement, (ii) the holders of Notes shall have received an opinion of counsel which shall be satisfactory in scope and form to such holders, and (iii) the Company shall have paid all reasonable out-of-pocket expenses incurred by the holders of Notes in connection with the consummation of the transactions contemplated by this Amended and Restated Note Agreement, including, without limitation, the fees, expenses and disbursements of Chapman and Cutler which are reflected in statements of such counsel rendered on or prior to the effective date of this Amended and Restated Note Agreement.

          Section 9.13. Affirmation. Except as expressly amended hereby, the Company agrees that the Note Agreements, the Notes and all other documents and agreements executed by the Company in connection with the execution and delivery of the separate Note Agreements and the issuance and sale of the Notes, shall remain in full force and effect. From and after the effective date of this Amended and Restated Note Agreement, all references to the separate Note Agreements or any similar term shall be deemed to be references to the separate Amended and Restated Note Agreements.

The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Amended and Restated Note Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                         Trans Leasing International, Inc.



                                         By____________________________________
                                           Its

Accepted as of November 30, 1994.

                                         [Variation]



                                         By____________________________________
                                           Its



                                         [By___________________________________
                                            Its                               ]

                                  Schedule I

                                                           Principal Amount
     Name and Addresses                                 of Series A Notes to be
       of Purchasers                                            Purchased

Principal Mutual Life Insurance Company                        $21,000,000
711 High Street
Des Moines, Iowa  50392-0800
Attention:  Investment Department -
            Securities Division
            Regarding Bond No. 1-B-24686
Telefacsimile: (515) 248-2490
Confirmation:  (515) 248-3495

Payments

     All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Trans Leasing International, Inc.
     5.83% Senior Notes, Series A, Due March 31, l998, PPN 893245 B* 0, principal or interest") to:

          Norwest Bank Iowa, N.A.
          7th and Walnut Streets
          Des Moines, Iowa  50309
          ABA #073 000 228

          for credit to
          Principal Mutual Life Insurance Company
          Account No. 014752

Notices

     All notices concerning payment on or in respect of the Notes, to:

          Principal Mutual Life Insurance Company
          711 High Street
          Des Moines, Iowa  50392-0810
          Attention:  Investment Department
                      Accounting & Treasury

                                  SCHEDULE I
                              (to Note Agreement)

     All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer ID #42-012-7290

                                                           Principal Amount
     Name and Address                                   of Series A Notes to be
       of Purchaser                                             Purchased

Massachusetts Mutual Life Insurance                            $10,000,000
  Company
1295 State Street
Springfield, Massachusetts  01111
Attention:  Securities Investment Division

Payments

     All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Trans
     Leasing International, Inc. 5.83% Senior Notes,
     Series A, Due March 31, l998, PPN 893245 B* 0, principal or interest") to:

          Chemical Bank
          Institutional Client Services
          4 New York Plaza - 4th Floor
          New York, New York  10004-2413
          ABA #021-000128

          for credit to
          Massachusetts Mutual Life Insurance Company's
          Insurance & Financial Management -
          Non-Traditional
          Account No. 325-009-317

          with telephone advice to the Securities
          Custody and Collection Department of
          Massachusetts Mutual Life Insurance
          Company at (413) 788-8411, Fax:
          (413) 744-6263.

Notices

     All notices and communications to be addressed as first provided above, except notices with respect to corporate actions and payments and written confirmation of each such payment to be addressed,
     Attention:  Securities Custody and Collection
     Department, E 381.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. #04-1590850

                                                           Principal Amount
     Name and Addresses                                 of Series A Notes to be
       of Purchasers                                            Purchased

Phoenix Home Life Mutual Insurance Company                      $6,000,000
One American Row
Hartford, Connecticut  06115
Attention:  Private Placements Division

Payments

     All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Trans Leasing International, Inc.
     5.83% Senior Notes, Series A, Due March 31, l998,
     PPN 893245 B* 0, principal or interest") to:

          Chase Manhattan Bank
          ABA #021 0000 21
          BNF-SSG Private Income Processing/
          AC-9009000200

          for credit to
          Phoenix Home Life Mutual
            Insurance Company
          Account No. G-05143

Notices

     All notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Tax I.D. #06-0493340

                                                           Principal Amount
     Name and Address                                   of Series A Notes to be
       of Purchasers                                            Purchased


TMG Life Insurance Company                                      $1,000,000
401 N. Executive Drive
Brookfield, WI 53008-0980
Attn: Karen Carabell


Payments

     All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Trans Leasing International, Inc. 5.83% Senior Notes,
     Series A, Due March 31, l998, PPN 893245 B* 0, principal or interest") to:

         Federal Reserve Bank - Minneapolis
         Norwest Bank MN/Trust
         Credit Account #08-40-245
         ABA #091000019

         for credit to The Mutual Group's
         Account No. 732446000

Notices

     All other written communications should be sent to:

     Ms. Lisa Harris
     The Mutual Group (U.S.)
     401 North Executive Drive
     Brookfield, WI  53008-0980
     Telephone:  (414) 797-2305
     Telecopy:  (414) 797-3988

Name of Nominee in which Notes are to be issued:  None

Tax I.D. #45-0208990

                                                           Principal Amount
     Name and Addresses                                 of Series B Notes to be
       of Purchasers                                            Purchased

Phoenix Home Life Mutual Insurance Company                      $4,000,000
One American Row
Hartford, Connecticut  06115
Attention:  Private Placements Division

Payments

     All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Trans Leasing International, Inc.
     6.82% Senior Notes, Series B, Due June 1, l998,
     PPN 893245 B@ 8, principal or interest") to:

          Chase Manhattan Bank
          ABA #021 0000 21
          BNF-SSG Private Income Processing/
          AC-9009000200

          for credit to
          Phoenix Home Life Mutual
            Insurance Company
          Account No. G-05143

Notices

     All notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Tax I.D. #06-0493340

                                                           Principal Amount
     Name and Address                                   of Series C Notes to be
       of Purchasers                                            Purchased


Core States Bank, N.A.                                         $10,000,000
1500 Market Street
Centre Square Building, West Tower
19th Floor FC1-3-19-20
Philadelphia, PA 19101
Attn: Private Placements Division


Payments

     All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Trans Leasing International, Inc.
     6.31% Senior Notes, Series C, Due September 30, l998, PPN 893245 C# 5, principal or interest") to:

             Core States Bank, N.A.
             ABA #031-0000-11

             for credit to Commercial Loan Accounting's
             Account No. 0132-0452

Notices

     John F. McDonald
     (215) 973-3961
     Andrey Wines
     (215) 973-3750


Name of Nominee in which Notes are to be issued:  None

                       Trans Leasing International, Inc.

                          5.83% Senior Note, Series A
                              Due March 31, 1998

                               PPN: 893245 B* 0
No. AR-

$_____________                                             ____________, 19__


   Trans Leasing International, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to or registered assigns
                        on the 31st day of March, 1998
                            the principal amount of


                                                         Dollars ($____________)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 5.83% per annum from the date hereof until maturity, payable semiannually on the last day of each March and September in each year (commencing September 30, 1993) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 6.83% per annum after the due date, whether by acceleration or otherwise, until paid. If any payment of principal, premium, if any, and/or interest on this Note shall fall due on any day which is not a Business Day, then payment shall be made on the next succeeding Business Day. Both the principal hereof and interest hereon are payable at the principal office of the Company in Northbrook, Illinois in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

   This Note is one of the 5.83% Senior Notes, Series A, due March 31, 1998 of the Company in the aggregate principal amount of $38,000,000 issued or to be issued under and subject to the terms and provisions of the separate Note Agreements, each dated as of June 1, 1993 (the "Note Agreements"), entered into by the Company with the original Purchasers therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreements for a statement of such rights and benefits.


                                   EXHIBIT A
                              (to Note Agreement)

   This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates and certain payments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

   The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreements.

   This Note and the Indebtedness evidenced hereby shall rank pari passu with all other Unsecured Senior Debt of the Company, whether such Unsecured Senior Debt is outstanding on the date hereof or is hereafter incurred.

   This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.


                                               Trans Leasing International, Inc.


                                               By_______________________________
                                                 Its

                       Trans Leasing International, Inc.

                          6.82% Senior Note, Series B
                               Due June 1, 1998

                               PPN: 893245 B@ 8
No. BR-

$________________                                             ____________, 19__


   Trans Leasing International, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to or registered assigns
                         on the 1st day of June, 1998
                            the principal amount of


                                                         Dollars ($____________)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 6.82% per annum from the date hereof until maturity, payable semiannually on the first day of each June and December in each year (commencing December 1, 1993) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 7.82% per annum after the due date, whether by acceleration or otherwise, until paid. If any payment of principal, premium, if any, and/or interest on this Note shall fall due on any day which is not a Business Day, then payment shall be made on the next succeeding Business Day. Both the principal hereof and interest hereon are payable at the principal office of the Company in Northbrook, Illinois in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

   This Note is one of the 6.82% Senior Notes, Series B, due June 1, 1998 of the Company in the aggregate principal amount of $4,000,000 issued or to be issued under and subject to the terms and provisions of the separate Note Agreements, each dated as of June 1, 1993 (the "Note Agreements"), entered into by the Company with the original Purchasers therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreements for a statement of such rights and benefits.


                                   EXHIBIT B
                              (to Note Agreement)

   This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates and certain payments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

   The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreements.

   This Note and the Indebtedness evidenced hereby shall rank pari passu with all other Unsecured Senior Debt of the Company, whether such Unsecured Senior Debt is outstanding on the date hereof or is hereafter incurred.

   This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                                               Trans Leasing International, Inc.



                                               By_______________________________
                                                 Its

                       Trans Leasing International, Inc.

                          6.31% Senior Note, Series C
                            Due September 30, 1998

                               PPN: 893245 C# 5
No. CR-

$________________                                             ____________, 19__

   Trans Leasing International, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to or registered assigns
                      on the 30th day of September, 1998
                            the principal amount of


                                                         Dollars ($____________)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 6.31% per annum from the date hereof until maturity, payable semiannually on the last day of each March and September in each year (commencing September 30, 1993) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 7.31% per annum after the due date, whether by acceleration or otherwise, until paid. If any payment of principal, premium, if any, and/or interest on this Note shall fall due on any day which is not a Business Day, then payment shall be made on the next succeeding Business Day. Both the principal hereof and interest hereon are payable at the principal office of the Company in Northbrook, Illinois in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

   This Note is one of the 6.31% Senior Notes, Series C, due September 30, 1998 of the Company in the aggregate principal amount of $10,000,000 issued or to be issued under and subject to the terms and provisions of the separate Note Agreements, each dated as of June 1, 1993 (the "Note Agreements"), entered into by the Company with the original Purchasers therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreements for a statement of such rights and benefits.


                                   EXHIBIT C
                              (to Note Agreement)

   This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates and certain payments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

   The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreements.

   This Note and the Indebtedness evidenced hereby shall rank pari passu with all other Unsecured Senior Debt of the Company, whether such Unsecured Senior Debt is outstanding on the date hereof or is hereafter incurred.

   This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                                               Trans Leasing International, Inc.



                                               By_______________________________
                                                 Its

                        Representations and Warranties

     The Company represents and warrants to each of you as follows:

            1. Subsidiaries. Annex A attached hereto states the name of each of the Company's Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and/or its Subsidiaries. Those Subsidiaries listed in Section 1 of said Annex A constitute Restricted Subsidiaries. The Company has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear of any lien. All such shares have been duly issued and are fully paid and non-assessable.

            2. Corporate Organization and Authority. The Company, and each Subsidiary,
                  (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

                  (b) has all requisite power and authority and all licenses and permits material and necessary to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and

                  (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except where the failure to be licensed or qualified would not have a material adverse effect on the business, prospects, profits, properties or condition (financial or otherwise) of the Company and its Subsidiaries.

            3. Business and Property. You have heretofore been furnished with a copy of the Private Placement Memorandum dated April, 1993 prepared by Continental Bank, N.A., a copy of the Form 10-K of the Company for the fiscal years ended June 30 in each of the years 1988 to 1992, both inclusive, and a copy of the Form 10-Q of the Company for the six months ended December 31, 1992 and the nine months ended March 31, 1993 (the "Disclosure Documents") which generally set forth the business conducted and proposed to be conducted by the Company and its Subsidiaries and the principal properties of the Company and its Subsidiaries.

            4. Financial Statements. (a) The consolidated balance sheets of the Company and its Subsidiaries as of June 30 in each of the years 1988 to 1992, both inclusive, and the statements of income and retained earnings and changes in financial position or cash flows for the fiscal years ended on said dates accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Company and otherwise without qualification except as therein noted, by Deloitte & Touche (formerly Touche Ross & Co.), have been prepared in accordance with


                                   EXHIBIT D
                              (to Note Agreement)

     GAAP consistently applied except as therein noted, are correct and complete and present fairly the financial position of the Company and its Subsidiaries as of such dates and the results of their operations and changes in their financial position or cash flows for such periods. The unaudited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1992 and March 31, 1993, and the unaudited statements of income and retained earnings and cash flows for the six-month and nine-month periods ended on said dates, respectively, prepared by the Company have been prepared in accordance with GAAP consistently applied and present fairly the financial position of the Company and its Subsidiaries as of said dates and the results of their operations and changes in their financial position or cash flows for such periods.

            (b) Since June 30, 1992, there has been no change in the condition, financial or otherwise, of the Company and its Subsidiaries as shown on the consolidated balance sheet as of such date except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

            5. Indebtedness. Annex B attached hereto correctly describes all Current Debt, Funded Debt, Capitalized Leases and Long-Term Leases of the Company, as lessee, and its Subsidiaries outstanding on March 31, 1993.

            6. Full Disclosure. The financial statements referred to in paragraph 4 do not, nor do the Disclosure Documents or any other written statement furnished by the Company to you in connection with the negotiation of the sale of the Notes, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to the Company or its Subsidiaries which the Company has not disclosed to you in writing which materially affects adversely nor, so far as the Company can now reasonably foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries.

            7. Pending Litigation. There are no proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the properties, business, prospects, profits or financial condition of the Company and its Subsidiaries or the ability of the Company to perform its obligations under the Agreements and the Notes. Neither the Company nor any Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

            8. Title to Properties. The Company and each Subsidiary has good and marketable title in fee simple (or its equivalent under applicable law) to all the real property and has good title to all the other property it purports to own, including that reflected in the most recent balance sheet referred to in paragraph 4, except property subject to Capitalized Leases or as sold or otherwise disposed of in the ordinary course of business and except for liens disclosed in notes to the financial statements referred to in paragraph 4 hereof or otherwise permitted by the Agreement.

            9. Patents and Trademarks. The Company and each Subsidiary owns or possesses all the patents, trademarks, trade names, service marks, copyright, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

            10. Sale is Legal and Authorized. The sale of the Notes and compliance by the Company with all of the provisions of the Agreement and the Notes --
                  (a) are within the corporate powers of the Company and have been duly authorized by proper corporate action on the part of the Company; and
                  (b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Certificate of Incorporation or By-laws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any liens or encumbrances on any property of the Company.

            11. No Defaults. No Default or Event of Default as defined in the Agreement has occurred and is continuing. The Company is not in default in the payment of principal or interest on any Indebtedness for borrowed money and is not in default under any instrument or instruments or agreements under and subject to which any Indebtedness for borrowed money has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

            12. Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of the Agreement or the Notes or compliance by the Company with any of the provisions of the Agreement or the Notes.

            13. Taxes. All tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary or upon any of their respective properties, income or franchises with respect to which the applicable statute of limitations has not expired, which are shown to be due and payable in such returns have been paid, except where the failure to file such returns could not reasonably be expected to have, in the aggregate, a material adverse effect on the business, prospects, profits, properties or condition (financial or otherwise) of the Company and its Subsidiaries. The Company does not know of any proposed additional tax assessment against it for which adequate provision has not been made on its accounts. The Federal income tax liability of the Company and its Subsidiaries has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended June 30, 1989 and no material controversy in respect of additional income taxes due since said date is pending or to the knowledge of the Company threatened. The provisions for taxes on the books of the Company and each Subsidiary are adequate for all open years, and for its current fiscal period.

            14. Use of Proceeds. The net proceeds from the sale of the Notes will be used to refinance outstanding indebtedness and for general corporate purposes. None of the transactions contemplated in the Agreement (including, without limitation thereof, the use of proceeds from the issuance of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Neither the Company, directly or indirectly, nor any Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of said Regulation G. None of the proceeds from the sale of the Notes will be used to purchase, or refinance, any borrowing, the proceeds of which were used to purchase any "security" within the meaning of the Securities and Exchange Act of 1934, as amended.

            15. Private Offering. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Notes or any similar Security with any Person other than you and not more than 30 other institutional investors, each of whom was offered a portion of the Notes at private sale for investment. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from any Person so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

            16.  ERISA.  Assuming the correctness of your representations in
     (S)3.2 of the Agreement, the consummation of the transactions provided for in the Agreement and compliance by the Company with the provisions thereof and the Notes issued thereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. No Plans are maintained by the Company or any Person which is under common control with the Company within the meaning of
     Section 4001(b) of ERISA.

            17.  Compliance with Law.  Neither the Company nor any Subsidiary
     (a) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain could reasonably be expected to, in the aggregate, materially adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or impair the ability of the Company to perform its obligations contained in the Agreements or the Notes in any material respect. Neither the Company nor any Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

            18. Compliance with Environmental Laws. The Company is not in violation of any applicable Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation could in the aggregate have a material adverse effect on the business, prospects, profits, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any Subsidiary has any liability or class of liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.).

            19. Investment Company Act. The Company is not, and is not directly or indirectly controlled by or acting on behalf of any person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            20. Holding Company Act Status. The Company is not a "holding company," or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                          Subsidiaries of the Company

1.  Restricted Subsidiaries:

                                                Percentage of Voting Stock
                             Jurisdiction of       Owned by Company and
Name of Subsidiary            Incorporation        each other Subsidiary
Trans Leasing Insurance          Illinois                 100%
 Services, Inc.

Nuvotron, Inc.                   Illinois                 100%

T.L.I. Auto Leasing Group,       Illinois                 100%
 Inc.

2.  Subsidiaries (other than Restricted Subsidiaries):

                                                Percentage of Voting Stock
                             Jurisdiction of       Owned by Company and
Name of Subsidiary            Incorporation        each other Subsidiary
Trans Leasing Finance Corp.      Delaware                 100%

TL Lease Funding Corp. II        Delaware                 100%


                                    ANNEX A
                           (to Closing Certificate)

                        Description of Debt and Leases

1. Current Debt of the Company and its Restricted Subsidiaries outstanding on March 31, 1993 is as follows:

Accounts Payable and Accrued Expenses                   $ 6,534,000
NIP -- Revolving Credit Agreement                        23,000,000
10.39% Senior Notes                                       5,000,000
9.80% Senior Notes                                        5,000,000
9.39% Senior Notes                                        3,000,000
13.00% Senior Notes                                       2,222,000
Leases Discounted with Financial Institutions                13,000
                                                        -----------
                                                        $44,769,000
                                                        ===========

2. Funded Debt of the Company and its Restricted Subsidiaries outstanding on March 31, 1993 is as follows:

9.80% Senior Notes                                      $ 5,000,000
9.39% Senior Notes                                        3,000,000
13.00% Senior Notes                                       2,222,000
13.40% Subordinates Notes                                10,000,000
10.50% Subordinated Debentures                           13,000,000
                                                        -----------
                                                        $33,222,000
                                                        ===========

3. Long-Term Leases of the Company and its Restricted Subsidiaries outstanding on March 31, 1993 are as follows:

Lederer Realty                  Office space             $  696,080

Waldenstrom                     Warehouse and               101,421
                                office space

MPI Management                  Office space                 78,294

Koll Management                 Office space                100,644
 Services

Wm H. Lawler et. al.            Office space                 37,309
                                                         ----------
                                                         $1,013,748
                                                         ==========


                                    ANNEX B
                           (to Closing Certificate)

4. Capitalized Leases of the Company and its Restricted Subsidiaries outstanding on March 31, 1993 are as follows:

          None.


5. Deposits of Restricted Cash of the Company and its Restricted Subsidiaries in existence on the First Closing Date are as follows:

          None

               Description of Special Counsel's Closing Opinion

      The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by (S)4.1 and (S)4.2 of the Note Agreements, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

            1. The Company is a corporation, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and the corporate authority to execute and deliver the Note Agreement and to issue the Notes.

            2. Each Note Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            4. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal, state or local, is necessary in connection with the execution and delivery of the Note Agreement or the Notes.

            5. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreements do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

          The opinion of Chapman and Cutler shall also state that the opinion of Kirkland and Ellis is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.

          In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely solely upon an examination of the Certificate of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Delaware and the By-laws of the Company.


                                   EXHIBIT E
                              (to Note Agreement)

          With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company.

           Description of Closing Opinion of Counsel to the Company

          The closing opinion of Kirkland & Ellis, counsel for the Company, which is called for by (S)4.1 and (S)4.2 of the Note Agreements, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchaser and shall be to the effect that:

            1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and the corporate authority to execute and perform the Note Agreements and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

            2. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

            3. Each Note Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            4. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

            5. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Agreements do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation of imposition of any lien or encumbrance upon any of the property of the Company pursuant to the provisions of the Certificate of Incorporation or By-laws of


                                   EXHIBIT F
                              (to Note Agreement)
     the Company or any agreement or other instrument known to such counsel, to which the Company is a party or by which the Company may be bound.

            6. To such counsel's knowledge (based solely upon inquiries of officers of the Company), there is not now pending or threatened any action, suit or proceeding before any court or any governmental or regulatory authority against the Company or its property or assets which would reasonably be expected to result in any material adverse change in the financial condition of the Company or which would materially impair the ability of the Company to execute and perform the Note Agreements and the Notes.

            7. The use of the proceeds from the issuance of the Notes to refinance outstanding bank Debt will not violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant to such Section or Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chap. II.

            8. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Note Agreements or the Notes.

            9. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreements do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

          The opinion of Kirkland & Ellis shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.

                    Subordination Provisions Applicable to
                               Subordinated Debt

          The indebtedness evidenced by the subordinated notes* and any renewals or extensions thereof, shall at all times be wholly subordinate and junior in right of payment to any and all indebtedness of the Company [here insert description of indebtedness to which Subordinated Debt is subordinated which in all events must include the Notes] (herein called "Superior Indebtedness"), in the manner and with the force and effect hereinafter set forth:

            (a) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization, arrangement or other similar proceedings in connection therewith, relative to the Company or to its creditors, as such, or to its property, and in the event of any proceedings, for voluntary liquidation, dissolution or other winding-up of the Company, whether or not involving insolvency or bankruptcy, then the holder of Superior Indebtedness shall be entitled to receive payment in full of all principal, premium and interest on all Superior Indebtedness before the holders of the [DESCRIBE SUBORDINATED DEBT] are entitled to receive any payment on account of principal, premium or interest upon the [DESCRIBE SUBORDINATED DEBT], and to that end (but subject to the power of a court of competent jurisdiction to make other equitable provisions reflecting the rights conferred in this Agreement upon the Superior Indebtedness and the holders thereof with respect to the subordinate indebtedness represented by the [DESCRIBE SUBORDINATED DEBT] and the holders thereof by a lawful plan of reorganization under applicable bankruptcy law) the holders of Superior Indebtedness shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect of the [DESCRIBE SUBORDINATED DEBT], except securities which are subordinate and junior in right of payment to the payment of all Superior Indebtedness then outstanding;

            (b) On or prior to the Subordination Modification Date, (i) in the event that pursuant to the provisions hereof the [DESCRIBE SUBORDINATED DEBT] are declared or become due and payable before their expressed maturity because of an occurrence of an event of default described herein (under circumstances when the foregoing paragraph (a) shall not be applicable) or otherwise, no amount shall be paid by the Company in respect of the principal of or interest on the [DESCRIBE SUBORDINATED DEBT] unless and until all Superior Indebtedness outstanding at the time the [DESCRIBE SUBORDINATED DEBT] so become due and payable because of any such event, shall have been paid in full or payment thereof shall have been provided for in a manner satisfactory to the holders of such outstanding Superior Indebtedness, or (ii) in the event that the holders of in excess of 25% of any issue of the Superior Indebtedness shall have, in good faith, demanded payment of the entire
________________

* Or debentures or other designation as may be appropriate.


                                  EXHIBIT G
                              (to Note Agreement)
     principal amount of such Superior Indebtedness after such Superior Indebtedness shall become due, as a result of a default in respect thereof or at maturity, if the Company shall have failed to pay such Superior Indebtedness in full, no amount shall be paid by the Company in respect of principal or interest on the [DESCRIBE SUBORDINATED DEBT] unless and until such Superior Indebtedness shall have been paid in full;

            (c) On or after the Subordination Modification Date, (i) in the event that pursuant to the provisions hereof the [DESCRIBE SUBORDINATED DEBT] are declared or become due and payable before their expressed maturity because of the occurrence of an event of default described herein (under circumstances when the foregoing paragraph (a) shall not be applicable) or otherwise, no amount shall be paid by the Company in respect of the principal of or interest on the [DESCRIBE SUBORDINATED DEBT] in excess of current interest payments as provided herein, unless and until all Superior Indebtedness outstanding at the time the [DESCRIBE SUBORDINATED DEBT] so become due and payable because of any such event, shall have been paid in full or payment thereof shall have been provided for in a manner satisfactory to the holders of such outstanding Superior Indebtedness, or (ii) in the event that the holders of in excess of 25% of any issue of the Superior Indebtedness shall have, in good faith, demanded payment of the entire principal amount of such Superior Indebtedness after such Superior Indebtedness shall become due, as a result of a default in respect thereof or at maturity, if the Company shall have failed to pay such Superior Indebtedness in full, no amount shall be paid by the Company in respect of principal or interest on the [DESCRIBE SUBORDINATED DEBT] unless and until such Superior Indebtedness shall have been paid in full; and

            (d) Notwithstanding any of the other provisions of this Agreement, during the continuance of (x) any default (a "Superior Indebtedness Payment Default") in the payment of either principal or interest with respect to any Superior Indebtedness or (y) any default (a "Superior Indebtedness Non-Payment Default") other than a Superior Indebtedness Payment Default with respect to any Superior Indebtedness, no payment of principal, interest or make-whole premium amount shall be made on or with respect to the indebtedness evidenced by the [DESCRIBE SUBORDINATED DEBT] or any renewals or extensions thereof for the period (each such period being referred to as a "Non-Payment Period")

                  (i) commencing on the date that any one or more of the holders of Superior Indebtedness shall have given written notice of such default to the Company and ending on the date (A) 180 days (in the case of a Superior Indebtedness Payment Default) and (B) 120 days (in the case of a Superior Indebtedness Non-Payment Default), as the case may be, after such notice shall have been given, or

                  (ii) commencing on the date that judicial proceedings shall have been commenced by one or more holders of Superior Indebtedness holding an aggregate principal amount of Superior Indebtedness of not less than $5,000,000 with respect to such default and ending on the date on which such judicial proceedings shall no longer be pending or being pursued in good faith by any one or more of the holders of Superior Indebtedness, provided, however, that upon the expiration of any Non-Payment Period a subsequent Non-Payment Period shall not commence with respect to a default attributable to the same facts or circumstances that gave rise to such expired Non-Payment Period for the period commencing on the expiration of the most recently ended Non-Payment Period and ending 12 calendar months thereafter.

          The Company shall not make, and the holders of the [DESCRIBE SUBORDINATED DEBT] shall not accept, any optional prepayment of the [DESCRIBE SUBORDINATED DEBT] at any time when such optional prepayment would be in contravention of the terms of any Superior Indebtedness. The provisions of this section shall not be modified or amended in any respect affecting the rights of the holders of Superior Indebtedness under this section without the prior written consent of the holders of the outstanding Superior Indebtedness so affected, the holders from time to time of Superior Indebtedness being third-party beneficiaries of the subordination provisions contained in this section.

          Each holder of the [DESCRIBE SUBORDINATED DEBT] agrees that prior to the Subordination Modification Date, notwithstanding any other provisions of this Agreement: (v) that during a Non-Payment Period (except under circumstances where the preceding paragraph (a) is applicable) such holder shall not commence or take any Restricted Enforcement Action (other than acceleration upon the occurrence of a default in the payment of principal or interest on the Superior Indebtedness); and (w) that no event of default shall be deemed to have occurred, and such holder of the [DESCRIBE SUBORDINATED DEBT] shall not commence or take any Restricted Enforcement Action (other than acceleration upon the occurrence of a default in the payment of principal or interest on the Superior Indebtedness) solely as a result of the Company's failure to make payment of principal, interest or make-whole premium amount which it is not permitted to make as provided in the preceding paragraph (d) so long as each such payment so suspended or not so made as a result of the operation of the preceding paragraph
(d) is paid in full on the first day such payment is permitted to be made by the preceding paragraph (d). Each holder of the [DESCRIBE SUBORDINATED DEBT] further agrees that from and after the Subordination Modification Date, (x) during a Non-Payment Period (except under circumstances in which the preceding paragraph (a) is applicable) such holder shall not commence or take any Restricted Enforcement Action (other than (1) acceleration during the Non-Payment Period described in the preceding subparagraph (d)(ii) or (2) the institution of proceedings in equity for specific performance after commencement of judicial proceedings by holders of Superior Indebtedness as described in the preceding subparagraph (d)(ii)); and (y) during a Non-Payment Period described in the preceding subparagraph (d)(i) no event of default shall be deemed to have occurred solely as a result of the Company's failure to make payment of principal, interest or make-whole premium amount which it is not permitted to make as provided in the preceding paragraph (d) so long as each such payment so suspended or not so made as a result of the operation of the preceding paragraph
(d) is paid in full on the first day such payment is permitted to be made by the preceding paragraph (d). Each holder of the [DESCRIBE SUBORDINATED DEBT] further agrees that no event of default shall be deemed to have occurred, and such holder of the [DESCRIBE SUBORDINATED DEBT] shall not commence or take any Restricted Enforcement Action solely as a result of a default with respect to any Superior any Superior Indebtedness which gave rise to a Non-Payment Period described in the preceding paragraph (d) if such default with respect to such Superior Indebtedness shall have been either effectively waived by the holder or holders of such Superior Indebtedness or cured by the Company, in either case, prior to the expiration of the Non-Payment Period which resulted from such default with respect to such Superior Indebtedness.

          Any dividend, distribution or payment of any kind or character, whether in cash, property or securities (other than securities that are subordinated and junior in right of payment to the payment of all (x) Superior Indebtedness that may at the time be outstanding or (y) obligations evidenced by securities that may have been issued in exchange for or in lieu of Superior Indebtedness in a reorganization plan in connection with proceedings of the type referred to in the preceding paragraph (a)) which shall be made upon or in respect of the indebtedness evidenced by the [DESCRIBE SUBORDINATED DEBT], or any renewals or extensions thereof, in contravention of any of the terms of these subordination provisions, shall be paid over to the holders of Superior Indebtedness, pro rata, for application in payment thereof unless and until the Superior Indebtedness shall have been paid and satisfied in full and, until so paid over, the same shall be held in trust by such holders of the [DESCRIBE SUBORDINATED DEBT] as the property of the holders of such Superior Indebtedness.

          The Company covenants and agrees, for the benefit of each and every present and future holder of Superior Indebtedness that in the event that the [DESCRIBE SUBORDINATED DEBT] are declared or become due and payable because of an occurrence of an event of default described herein or otherwise, then each holder of any Superior Indebtedness then outstanding shall have the right to declare immediately due and payable on demand all or any part of such Superior Indebtedness owing and payable to such holder, regardless of any other maturity or terms of said Superior Indebtedness; and if and when any such default has occurred, or any notice of default under the terms hereof may be served upon the Company, then in each such event the Company shall and hereby agrees that it will immediately notify the holders of the Superior Indebtedness of such default or notice thereof, as the case may be.

          Upon the payment of all amounts of Superior Indebtedness as provided in this section or provision having been made for such payment in cash, the holders of the [DESCRIBE SUBORDINATED DEBT] will be subrogated to the rights of the holders of Superior Indebtedness to receive payments or distributions of assets of the Company applicable to the Superior Indebtedness until the principal of, and prepayment charge, if any, and interest on, the [DESCRIBE SUBORDINATED DEBT] shall be paid in full; and no payments or distributions (direct or indirect) to the holders of the Superior Indebtedness of cash, property or securities to which the holders of the [DESCRIBE SUBORDINATED DEBT] would be entitled except for the provisions of this section shall, as between the Company, its creditors (other than the holders of Superior Indebtedness) and the holders of the [DESCRIBE SUBORDINATED DEBT], be deemed to be a payment by the Company to or on account of the [DESCRIBE SUBORDINATED DEBT], it being understood that the provisions of this section are, and are intended, solely for the purpose of defining the relative rights of the holders of the [DESCRIBE SUBORDINATED DEBT], on the one hand, and the holders of Superior Indebtedness, on the other hand.

          No right of any present or future holder of any Superior Indebtedness of the Company to enforce subordination as herein provided shall at any time or in any way be prejudiced or impaired by any failure to act on the part of the Company, or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof that any such holder of Superior Indebtedness may have or be otherwise charged with.

          The provisions hereof are solely for the purpose of defining the relative rights of the holders of Superior Indebtedness on the one hand, and the holders of the [DESCRIBE SUBORDINATED DEBT] on the other hand, and nothing herein shall impair, as between the Company and the holder of the [DESCRIBE SUBORDINATED DEBT], the obligation of the Company, which is unconditional and absolute, to pay to the holders of the [DESCRIBE SUBORDINATED DEBT] the principal, premium, if any, and interest hereon in accordance with its terms, nor shall anything herein prevent the holder of any [DESCRIBE SUBORDINATED DEBT] from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the rights, if any, of holders of Superior Indebtedness as herein provided.

          Each and every holder of the [DESCRIBE SUBORDINATED DEBT] by acceptance thereof shall undertake and agree for the benefit of each holder of Superior Indebtedness to execute, verify, deliver and file any proofs of claim, consents, assignments or other instruments which any holder of Superior Indebtedness may at any time require in order to prove and realize upon any rights or claims pertaining to the [DESCRIBE SUBORDINATED DEBT] and to effectuate the full benefit of the subordination contained herein; and upon failure of any such holder of any of the [DESCRIBE SUBORDINATED DEBT] so to do, any such holder of Superior Indebtedness shall be deemed to be irrevocably appointed the agent and attorney-in-fact of such holder to execute, verify, deliver and file any such proofs of claim, consents, assignments or other instruments.

          "CIGNA Debt" shall mean the 9.80% Senior Notes of the Company issued under the separate Note Agreements dated as of December 1, 1989, between the Company and Connecticut General Life Insurance Company, on behalf of one or more separate accounts, Insurance Company of North America, CIGNA Property and Casualty Insurance Company, Connecticut General Life Insurance Company and Phoenix Mutual Life Insurance Company, respectively.

          "First Union Debt" shall mean the Floating Rate Senior Installment Notes of the Company issued under the Loan Agreement dated as of April 1, 1991, between the Company and First Union National Bank of North Carolina.

          "Restricted Enforcement Action" shall mean (i) any acceleration of the [DESCRIBE SUBORDINATED DEBT] hereunder, (ii) any act which reasonably could be expected to cause the Company to be subject to any bankruptcy, reorganization, arrangement, insolvency, or other proceeding for relief under any bankruptcy or similar law or laws for the relief of debtors, or (iii) the institution of any proceeding at law or in equity for the payment of any principal, interest or premium, if any, under the [DESCRIBE SUBORDINATED DEBT].

          "Subordination Modification Date" shall mean the first date after which all indebtedness in respect of the CIGNA Debt and the First Union Debt shall have been discharged.